UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2013

FIRST FINANCIAL HOLDINGS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-17122	57-0866076

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2440 Mall Drive, Charleston, South Carolina	29406

(Address of principal executive offices)	(Zip Code)

(843) 529-5933

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 7.01	Regulation FD Disclosure.

First Financial Holdings, Inc. (“First Financial”) is furnishing management’s presentation materials, which will be used from time to time during visits with investors, analysts, and other interested parties. First Financial is also furnishing management’s presentation materials which will be used at the Gulf South Conference on May 14, 2013 in a joint presentation made by R. Wayne Hall, president and chief executive officer of First Financial, Blaise B. Bettendorf, executive vice president and chief financial officer of First Financial, Robert R. Hill, Jr. chief executive officer of SCBT Financial Corporation (“SCBT”), and John C. Pollok, senior executive vice president and chief financial officer/chief operating officer of SCBT. The full text of the presentations are attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively, and are incorporated herein by reference. The presentations are also available on First Financial’s website under the Investor Relations section at www.firstfinancialholdings.com.

Item 8.01	Other Events

The information set forth in Item 7.01 of the Current Report on Form 8-K is incorporated by reference in this Item 8.01.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1	Presentation, dated March 31, 2013
Exhibit 99.2	Presentation, dated May 14, 2013

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST FINANCIAL HOLDINGS, INC.

Date: May 14, 2013	By:	/s/ Blaise B. Bettendorf

Blaise B. Bettendorf
	Its:	Executive Vice President and Chief Financial Officer

Exhibit No.	Description

Exhibit 99.1	Presentation, dated March 31, 2013
Exhibit 99.2	Presentation, dated May 14, 2013